UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 10, 2015

(Date of earliest event reported)

Continental Materials Corporation

(Exact name of registrant as specified in its charter)

DE	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 South Wacker Dr. Suite 4000, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312)541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, Joseph J. Sum retired as Chief Financial Officer of Continental Materials Corporation (the “Company”). Effective January 1, 2016, Mark S. Nichter succeeded Mr. Sum as Chief Financial Officer of the Company. Mr. Nichter, 65, has served as Controller of the Company since 1989 and Corporate Secretary since 1993. The parties are currently negotiating a revised compensation package for Mr. Nichter.

On July 10, 2015, Mr. Sum and the Company entered into an Understanding of Retirement Plan, pursuant to which, upon Mr. Sum’s retirement, the Company agreed to pay Mr. Sum a previously deferred bonus of $25,000. In addition, in connection with Mr. Sum’s retirement, the Company and Mr. Sum intend to enter into a one-year Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Sum will consult with the Company on various business matters as requested by the Company. Under the expected terms of the Consulting Agreement, the Company will pay Mr. Sum a fee of $100,000, to be paid out in equal monthly installments, such amount to be reviewed and adjusted by mutual consent if necessary as of July 1, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Dated: January 6, 2016	By:	/s/ Mark S. Nichter
Mark S. Nichter
Vice President and Chief Financial Officer